Exhibit 99.2

Press Release, dated December 27, 2004

NEWS RELEASE

FOR:	Trump Hotels & Casino Resorts, Inc. (OTCBB: DJTCQ.OB)

CONTACT:	Scott C. Butera, President and Chief Operating Officer, (212) 891-1500

FOR RELEASE:	Monday, December 27, 2004, 4:00 (EST)

TRUMP TRANSFERS MANAGEMENT OF TRUMP 29 CASINO TO TRIBE

NEW YORK, NY — Trump Hotels & Casino Resorts, Inc. (OTCBB:DJTCQ.OB) (“THCR” or the “Company”) announced today that it has reached an agreement with the Twenty-Nine Palms Band of Luiseno Mission Indians of California (the “Tribe”) to transfer the Company’s management agreement (the “Management Agreement”) to the Tribe. Pursuant to the Management Agreement, the Company has managed the day-to-day operations of the Tribe’s casino in Coachella, California under the “Trump 29 Casino” name. The Tribe has agreed to pay the Company a transfer fee of $6.0 million dollars. The transfer agreement is subject to certain court and regulatory approvals.

Since the commencement of the Management Agreement in April 2002, the Tribe’s casino has shown significant increases in its operating performance. The Tribe and the Company have mutually agreed to transfer the Management Agreement to the Tribe based on their belief in the Tribe’s ability to manage the property on its own. Donald J. Trump, the Chairman and Chief Executive Officer of the Company, commented on the transfer, “Our development and operating expertise has made Trump 29 Casino a great gaming destination in the Palm Springs area. We are proud of what we have done together with the Tribe, starting with the financing and development of the property and culminating in the record breaking results. It’s now time for the Tribe to assume management responsibility. The goals set by the National Indian Gaming Commission have certainly been met. I wish Chairman Dean Mike and the entire Tribe continued success with the casino.”

Chairman Dean Mike of the Tribe added, “The Tribe is grateful to Mr. Trump and his management team for their role in bringing our casino to its current operating level. We have a good foundation for our operations and the Tribe looks forward to growing the business.”

About the Company:

THCR, through its wholly owned subsidiaries, owns and operates four properties and manages one property under the Trump brand name. THCR’s assets include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, Trump Marina Hotel Casino, located in Atlantic City’s Marina District, and the Trump Casino Hotel, a riverboat casino located in Gary, Indiana. Together, the properties comprise approximately 371,300 square feet of gaming space and 3,180 hotel rooms and suites. The Company is the sole vehicle through which Donald J. Trump conducts gaming activities and strives to provide customers with outstanding casino resort and entertainment experiences consistent with the Donald J. Trump standard of excellence. THCR is separate and distinct from Mr. Trump’s real estate and other holdings.

PSLRA Safe Harbor for Forward-Looking Statements

and Additional Available Information

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

All statements, trend analysis and other information contained in this release relative to THCR’s or its subsidiaries’ performance, trends in THCR’s or its subsidiaries’ operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “could” and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of THCR, THCR notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies (including those pertaining to the currently proposed restructuring), all of which are difficult or impossible to predict and many of which are beyond the control of THCR. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements in this release reflect the opinion of the Company’s management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. This Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of THCR are subject to substantial risks, including, but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by THCR or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

Additional information concerning the potential risk factors that could affect the Company’s future performance are described from time to time in the Company’s periodic reports filed with the SEC, including, but not limited to, the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on the Company’s website, www.trumpcasinos.com.

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